EXHIBIT 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites Mindspeed Technologies, Inc. (949) 579-3650	Simon Biddiscombe Mindspeed Technologies, Inc. (949) 579-4160

MINDSPEED DELIVERS 15 PERCENT SEQUENTIAL REVENUE GROWTH IN FISCAL 2004 SECOND
QUARTER, UP 68 PERCENT OVER THE SAME QUARTER LAST YEAR

Company Improves Pro Forma Operating Performance by 41 Percent
and Cuts Cash Consumption by Almost Half Sequentially

NEWPORT BEACH, Calif., April 19, 2004 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $30.8 million for the second quarter of fiscal 2004, which ended April 2, 2004. Revenues increased 15 percent, at the high end of the company’s expectations set at the beginning of the quarter, from first quarter fiscal 2004 revenues of $26.7 million.

     “I am very proud of our performance in the second quarter of fiscal 2004. We achieved the high end of our revenue expectations, delivering a 68 percent increase compared to the same quarter last year. Revenue growth was particularly strong from our multiservice access voice-over-IP solutions, more than doubling over the prior quarter,” said Raouf Halim, Mindspeed’s chief executive officer. “We also achieved on schedule the pro forma operating expense goal of $31 million we set for ourselves one year ago, a 21 percent reduction from the second quarter of fiscal 2003 spending levels, and we reduced our cash consumption by almost half to $7.1 million from the prior quarter.”

     Revenue growth from multiservice access voice-over-IP solutions was driven by increased demand in carrier infrastructure applications worldwide. High-performance analog product revenues were also higher than the prior quarter, primarily driven by increased shipments of 10 Gigabit Ethernet physical-media-dependent devices for high-speed connectivity applications in local area networks and telecom central-office equipment. ATM/MPLS processor portfolio revenue grew sequentially for the fourth quarter in a row from shipments into multiple wireless, enterprise, and broadband infrastructure applications. T/E carrier portfolio revenue declined slightly on a sequential basis, primarily due to lower shipments of T1/E1 devices.

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Mindspeed Reports Fiscal 2004 Second Quarter Results	2

     Gross margin for the second quarter was $22.9 million dollars, or 74% of revenues, an improvement of $4.2 million over the prior quarter. The second quarter gross margin included a nine percentage-point benefit from the sale of products written off in fiscal 2001.

     Mindspeed’s pro forma operating loss for the second quarter of fiscal 2004 was $8.2 million, an improvement of 41 percent over the pro forma operating loss of $13.8 million in the prior quarter. Presented on a GAAP basis, Mindspeed’s operating loss for the second quarter was $21.2 million, as compared to $26.2 million last quarter, an improvement of 19 percent.

     Mindspeed’s pro forma net loss for the second quarter was $8.3 million, or $0.08 per share, based on approximately 98.2 million shares outstanding, compared to the pro forma net loss of $13.7 million, or $0.15 per share, in the prior quarter, based on approximately 94.6 million shares outstanding. Presented on a GAAP basis, the net loss for the second quarter was $21.3 million, or $0.22 per share, compared to $26.2 million, or $0.28 per share last quarter.

     The pro forma results, which are a supplement to financial results based on generally accepted accounting principles (GAAP), exclude largely non-cash items such as amortization of intangible assets and special items. Mindspeed uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into underlying operating results. A reconciliation between the pro forma and GAAP results is included in the accompanying financial data.

     Mindspeed’s total cash consumption (the net decrease in cash and cash equivalents) for the second quarter was $7.1 million, a 47 percent reduction from the $13.4 million in cash consumption in the first quarter of fiscal 2004. Cash consumption for the second quarter included the benefit of net cash provided by financing activities of $6.7 million, compared to $4.2 million in the prior quarter, consisting principally of proceeds from the exercise of employee stock options. Cash and cash equivalents at the end of the quarter totaled $59.6 million, ahead of the company’s expectations at the beginning of the quarter.

Third Quarter Fiscal 2004 Outlook

     Mindspeed expects fiscal 2004 third quarter revenues to be up approximately 15 percent sequentially. The company expects overall gross margin to be approximately 68 percent and expects to maintain its total quarterly pro forma operating expense target (excluding amortization of intangible assets and special charges) of roughly $31 million. As a result, Mindspeed expects to improve its quarterly pro forma operating loss by at least 10 percent and to further reduce its quarterly cash consumption to less than $5 million.

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Mindspeed Reports Fiscal 2004 Second Quarter Results	3

Second Quarter Fiscal 2004 Conference Call

     Mindspeed will conduct a conference call announcing its second quarter fiscal 2004 results this afternoon, Monday, April 19, at 1:30 p.m. PDT/4:30 p.m. EDT. To listen to the conference call via telephone, call 877- 804-1919 (domestic) or 334-323-9855 (international); security code: Mindspeed. To listen via the Internet, please visit the investor relations section of Mindspeed’s web site at www.mindspeed.com under About Us/Investors. Playback of the conference call will begin at 5:00 p.m. PDT/8:00 p.m. EDT on Monday, April 19. The replay will be available on Mindspeed’s web site at www.mindspeed.com or by calling 800-858-5309 (domestic) or 334-323-7226 (international); access code: 40932, pass code: 26948.

About Mindspeed Technologies

     Headquartered in Newport Beach, Calif., Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

     The company’s four key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, T/E carrier physical-layer and link-layer devices, and ATM/MPLS network processors.

     Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

     To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement

This press release contains statements relating to Mindspeed, including with respect to our future results, which include certain projections and business trends and are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results, and actual events that occur, may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products; availability of capital needed for the company’s business; the company’s ability to reduce its cash consumption; successful development and introduction of new products; obtaining design wins and developing revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; fluctuations in manufacturing yields; product defects; intellectual property infringement claims by others and the ability to protect the company’s intellectual property; the company’s ability to maintain operating expenses within anticipated levels; and the ability to attract and retain qualified personnel, as well as other risks and uncertainties, including those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2004 Second Quarter Results	4

MINDSPEED TECHNOLOGIES, INC.
Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Six months ended
					March 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2004	2003	2003	2003	2004	2003
Net revenues	$30,750	$26,746	$23,187	$18,311	$57,496	$38,566
Cost of goods sold (a)	7,899	8,128	6,877	5,659	16,027	11,796

Gross margin	22,851	18,618	16,310	12,652	41,469	26,770

Operating expenses:
Research and development	20,120	20,424	22,696	26,457	40,544	57,530
Selling, general and administrative	10,913	11,960	11,784	12,853	22,873	24,938

Total operating expenses	31,033	32,384	34,480	39,310	63,417	82,468

Pro forma operating loss	(8,182)	(13,766)	(18,170)	(26,658)	(21,948)	(55,698)
Other income (expense), net	135	214	577	(122)	349	(157)

Pro forma loss before income taxes	(8,047)	(13,552)	(17,593)	(26,780)	(21,599)	(55,855)
Provision for income taxes	281	192	318	140	473	260

Pro forma net loss	$(8,328)	$(13,744)	$(17,911)	$(26,920)	$(22,072)	$(56,115)

Pro forma net loss per share, basic and diluted	$(0.08)	$(0.15)	$(0.20)	$(0.30)	$(0.23)	$(0.63)

Weighted-average number of shares used in per share computation	98,239	94,612	91,576	88,848	96,426	88,710

Pro forma operating loss, pro forma net loss, and pro forma net loss per share exclude the amortization of intangible assets, special charges and stock compensation. Pro forma net loss and pro forma net loss per share for the six months ended March 31, 2003 also exclude the cumulative effect of a change in accounting for goodwill. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from pro forma measures used by other companies. A reconciliation of pro forma net loss presented above with the company’s loss before cumulative effect of accounting change as determined under GAAP is presented in the following table.

(a)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $2.8 million (March 2004), $1.0 million (December 2003), $1.0 million (September 2003) and $1.1 million (March 2003). For the six months ended March 31, 2004 and 2003, the favorable effect of such sales was approximately $3.8 million and $2.6 million, respectively.

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Mindspeed Reports Fiscal 2004 Second Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Pro Forma Net Loss to Reported Results
(unaudited, in thousands, except per share amounts)

	Three months ended				Six months ended
					March 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2004	2003	2003	2003	2004	2003
Pro forma net loss	$(8,328)	$(13,744)	$(17,911)	$(26,920)	$(22,072)	$(56,115)

Amortization of intangible assets and special items:
Amortization of intangible assets	12,631	12,476	12,352	12,322	25,107	26,522
Special charges (b)	387	—	1,913	16,558	387	20,389
Stock compensation	—	—	—	(945)	—	(823)

Loss before cumulative effect of accounting change	$(21,346)	$(26,220)	$(32,176)	$(54,855)	$(47,566)	$(102,203)

Loss per share, basic and diluted:
Pro forma net loss	$(0.08)	$(0.15)	$(0.20)	$(0.30)	$(0.23)	$(0.63)
Amortization of intangible assets and special items	(0.14)	(0.13)	(0.15)	(0.32)	(0.26)	(0.52)

Loss before cumulative effect of accounting change	$(0.22)	$(0.28)	$(0.35)	$(0.62)	$(0.49)	$(1.15)

(b)	Special charges consist of asset impairments, restructuring charges, gains and losses on the disposal of certain assets and certain costs associated with the sale of the company’s NetPlane Systems business.

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Mindspeed Reports Fiscal 2004 Second Quarter Results	6

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Six months ended
					March 31,
	Mar. 31,	Dec. 31,	Sept. 30,	Mar. 31,
	2004	2003	2003	2003	2004	2003
Net revenues	$30,750	$26,746	$23,187	$18,311	$57,496	$38,566
Cost of goods sold (c)	7,899	8,128	6,877	5,659	16,027	11,796

Gross margin	22,851	18,618	16,310	12,652	41,469	26,770

Operating expenses:
Research and development	20,120	20,424	22,696	26,190	40,544	57,342
Selling, general and administrative	10,913	11,960	11,784	13,326	22,873	25,454
Amortization of intangible assets	12,631	12,476	12,352	12,322	25,107	26,522
Special charges (d)	387	—	1,913	15,407	387	19,238

Total operating expenses	44,051	44,860	48,745	67,245	88,911	128,556

Operating loss	(21,200)	(26,242)	(32,435)	(54,593)	(47,442)	(101,786)
Other income (expense), net	135	214	577	(122)	349	(157)

Loss before income taxes	(21,065)	(26,028)	(31,858)	(54,715)	(47,093)	(101,943)
Provision for income taxes	281	192	318	140	473	260

Loss before cumulative effect of accounting change	(21,346)	(26,220)	(32,176)	(54,855)	(47,566)	(102,203)
Cumulative effect of change in accounting for goodwill (e)	—	—	—	—	—	(573,184)

Net loss	$(21,346)	$(26,220)	$(32,176)	$(54,855)	$(47,566)	$(675,387)

Loss per share, basic and diluted:
Loss before cumulative effect of accounting change	$(0.22)	$(0.28)	$(0.35)	$(0.62)	$(0.49)	$(1.15)
Cumulative effect of change in accounting for goodwill	—	—	—	—	—	(6.46)

Net loss	$(0.22)	$(0.28)	$(0.35)	$(0.62)	$(0.49)	$(7.61)

Weighted-average number of shares used in per share computation	98,239	94,612	91,576	88,848	96,426	88,710

(c)	Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $2.8 million (March 2004), $1.0 million (December 2003), $1.0 million (September 2003) and $1.1 million (March 2003). For the six months ended March 31, 2004 and 2003, the favorable effect of such sales was approximately $3.8 million and $2.6 million, respectively.

(d)	Special charges consist of asset impairments, restructuring charges and gains and losses on the disposal of certain assets.

(e)	The company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142) as of the beginning of fiscal 2003. During fiscal 2003, the company completed the required transition impairment test of its goodwill and determined that the carrying value of goodwill exceeded its estimated fair value by $573.2 million. The company recorded a $573.2 million charge—reflected in the accompanying statement of operations as the cumulative effect of a change in accounting principle—to write down the value of goodwill to estimated fair value.

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Mindspeed Reports Fiscal 2004 Second Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2004	2003
ASSETS
Current Assets
Cash and cash equivalents	$59,636	$80,121
Receivables, net	15,697	11,652
Inventories	9,785	4,035
Other current assets	6,171	7,926

Total current assets	91,289	103,734
Property, plant and equipment, net	23,859	26,612
Intangible assets, net	45,679	69,867
Other assets	4,066	3,676

Total assets	$164,893	$203,889

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,854	$8,110
Deferred revenue	4,884	3,173
Accrued compensation and benefits	9,858	8,424
Restructuring	3,101	7,273
Other current liabilities	2,995	4,971

Total current liabilities	27,692	31,951
Other liabilities	3,897	4,804

Total liabilities	31,589	36,755

Shareholders’ equity	133,304	167,134

Total liabilities and shareholders’ equity	$164,893	$203,889

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Mindspeed Reports Fiscal 2004 Second Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.
Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Six months ended
	March 31,
	2004	2003
Cash Flows From Operating Activities
Net loss	$(47,566)	$(675,387)
Adjustments required to reconcile net loss to net cash used in operating activities:
Cumulative effect of change in accounting for goodwill	—	573,184
Depreciation	5,867	7,996
Amortization of intangible assets	25,107	26,522
Asset impairments	—	20,665
Provision for losses on accounts receivable	(108)	(273)
Inventory provisions	1,510	329
Other non-cash items, net	112	(8,264)
Changes in assets and liabilities:
Receivables	(3,937)	822
Inventories	(7,260)	(1,622)
Accounts payable	(1,256)	(5,426)
Deferred revenue	1,711	(2,883)
Accrued expenses and other current liabilities	(2,911)	(5,644)
Other	440	1,027

Net cash used in operating activities	(28,291)	(68,954)

Cash Flows From Investing Activities
Capital expenditures	(3,123)	(2,372)
Sales of assets	54	9,211

Net cash provided by (used in) investing activities	(3,069)	6,839

Cash Flows From Financing Activities
Proceeds from exercise of options and warrants	10,939	—
Deferred financing costs	(64)	—
Net transfers and advances from Conexant	—	64,260

Net cash provided by financing activities	10,875	64,260

Net increase (decrease) in cash and cash equivalents	(20,485)	2,145
Cash and cash equivalents at beginning of period	80,121	7,269

Cash and cash equivalents at end of period	$59,636	$9,414

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Mindspeed Reports Fiscal 2004 Second Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2004	2003	2003	2003	2003
Gross margin %	74%	70%	70%	68%	69%

Cash provided by (used in):
Operating activities	$(12,858)	$(15,433)	$(25,231)	$(31,395)	$(28,999)
Investing activities	(908)	(2,161)	136	(968)	8,412
Financing activities	6,707	4,168	3,747	124,418	21,348

Net increase (decrease) in cash	$(7,059)	$(13,426)	$(21,348)	$92,055	$761

Depreciation (f)	$2,848	$3,019	$3,178	$3,455	$3,856
Capital expenditures	962	2,161	28	1,049	774

Revenues by region:
Americas	$11,602	$13,188	$9,983	$10,305	$9,168
Europe	4,899	3,516	3,205	2,234	3,592
Asia-Pacific	14,249	10,042	9,999	7,614	5,551

	$30,750	$26,746	$23,187	$20,153	$18,311

	Six months ended
	March 31,
	2004	2003
Gross margin %	72%	69%

Cash provided by (used in):
Operating activities	$(28,291)	$(68,954)
Investing activities	(3,069)	6,839
Financing activities	10,875	64,260

Net increase (decrease) in cash	$(20,485)	$2,145

Depreciation (f)	$5,867	$7,996
Capital expenditures	3,123	2,372

Revenues by region:
Americas	$24,790	$21,474
Europe	8,415	6,467
Asia-Pacific	24,291	10,625

	$57,496	$38,566

(f)	Does not include amortization of goodwill and intangible assets.

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